                                                                    EXHIBIT 10.2

                                  DOMAIN NAME
                               LICENSE AGREEMENT

                                    between

                              foreignTV.com, Inc.

                                      and

                  The Center For Contemporary Diplomacy, Inc.

                               TABLE OF CONTENTS
                               -----------------


1.   DEFINITIONS. ............................................   1
     ------------

2.   LICENSE GRANT. ..........................................   3
     --------------

3.   TERM OF THE LICENSE, RENEWAL. ...........................   4
     -----------------------------

4.   LICENSEE'S EFFORTS. .....................................   5
     -------------------

5.   LICENSE FEE. ............................................   6
     ------------

6.   OWNERSHIP AND PROTECTION OF THE DOMAIN NAMES. ...........   6
     ---------------------------------------------

7.   OWNERSHIP AND PROTECTION OF LICENSEE'S TRADEMARKS. ......   7
     --------------------------------------------------

8.   REPRESENTATIONS AND WARRANTIES. .........................   7
     -------------------------------

9.   TERMINATION. ............................................   8
     ------------

10.  INDEMNIFICATIONS. .......................................  10
     -----------------

11.  NON-COMPETITION. ........................................  11
     ----------------

12.  MISCELLANEOUS. ..........................................  12
     --------------

                               LICENSE AGREEMENT

     LICENSE AGREEMENT, dated as of January 1, 1999 by and between The Center For Contemporary Diplomacy, Inc., a New York not-for-profit corporation, having an address at 182 Sound Beach Ave., Old Greenwich, CT 06870 (the: "Owner"), and foreignTV.com, Inc., a Delaware Corporation having an office and place of business at 162 Fifth Avenue, Suite 1005A, New York, New York 10010 (the:
"Licensee").

     WHEREAS, Licensee desires to obtain an exclusive right to use the Domain Names (as defined hereinbelow) in connection with its Internet Business, and Owner is willing to grant to Licensee such License under the terms and conditions hereinafter specifically set forth; and

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings, and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge and confirm, and intending to be legally bound, the parties agree as follows:

1.   DEFINITIONS.
     ------------

     Throughout this Agreement the following terms shall have the meanings set forth below:

     (a) "Additional Name" means any additional domain name or URL owned by the Owner that is not included on Schedule "A", that does not compete with the business of the Licensee, does not contain the letters "TV" or any of the words "channel" "station" "network" or "streaming" and is otherwise permitted hereunder.

     (b) "Affiliate" means, as to any Person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity. Control shall mean the right to control, or actual control of, direction of management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

     (c) "Agreement" means this License Agreement, as amended, modified or supplemented from time to time, as the context requires.

     (d) "Content" means text, graphics, photographs, video, audio and/or other data or information, including, without limitation, Television Content, relating to any subject.

     (e) "CPI" means the U.S. Consumer Price Index for all urban consumers for the national average.

     (f) "Domain Names" means the domain names and URLs, and any successors thereto, currently set forth in Schedule "A" hereto.

     (g) "Domain Name Registration Agreement" means, collectively, those certain Domain Name Registration Agreements, a sample of which is set forth on Schedule "B", that have been entered into between the Owner and NSI, relating to each of the Domain Names, including its Domain Name Dispute Policy, and any amendment, substitution, or modification thereof, and including any other agreements, rules, regulations, policies, that govern or control with respect thereto.

     (h) "Intellectual Property" means all inventions, discoveries, trademarks, patents, trade names, copyrights, moral rights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, whether on film, tape or any other medium.

     (i) "Internet" means global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise, and any subset of such global network, such as "intranets."

     (j) "Internet Business" means an Internet service or Web site that (i) provides information or news services, including without limitation the delivery of Content to consumers, or (ii) uses the Domain Names or any other Intellectual Property associated therewith or relating thereto.

     (k) "Internet Site" means any site or service delivering Content on or through the Internet, including, without limitation, any on-line service such as America Online, Compuserve, Prodigy and the Microsoft Network.

     (l) "InterNic" or "NSI" means Network Solutions, Inc., or any successor, assignee, or replacement thereof, that maintains and handles the registration of domain names and URLs.

     (m) "License Fee" means the license fee which the Licensee is obligated to pay the Owner hereunder pursuant to Section 5.

     (n) "Licensee's Trademarks" Trademarks and other Intellectual Property used by Licensee in its Internet Business, other than the Domain Names, including trademarks that are based on or incorporate all or any of the Domain Names.

     (o) "Mirror Site" means an Internet Site which contains the exact form and content as any of the Licensee's Internet Sites which (a) is located at a geographic location distinct from the Licensee's Internet Sites and (b) is created for the purpose of improving the performance of and accessibility to the Licensee's Sites.

     (p) "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

     (q) "Quarter" means successive three month periods commencing January 1, 1999.

     (r) "Television Content" consists of Content broadcast on television, cable or satellite.

     (s) "Term" means the Term of this license as defined in Section 3 hereof, including any renewals or extensions thereof.

     (t) "Year" means each calendar year during Term of this Agreement.


2.   LICENSE GRANT.
     --------------

     2.1. Grant. Subject to the terms and conditions set forth herein, Owner hereby grants to Licensee throughout the Licensed Term, the exclusive right and license as follows:

          (a) to use copy, publicly display, edit, revise, perform, distribute or otherwise make available on or through Internet Sites and/or Mirror Sites the Domain Names in connection with the Licensee's Internet Business and all other business connected or associated therewith, including but not limited to any advertising, merchandising of products, use in print, broadcasting in any other medium, including television, radio, satellite, cable, videocassette or otherwise; and

          (b) to own, register in its own name and for its own account, use, exploit, sell and license any Trademarks, Tradenames, Service Marks, Service Names, Copyrights, and any other Intellectual Property, and the goodwill associated therewith, relating to or utilizing the Domain Names or any part thereof in any form, language, style or manner, in the Licensee's own name and on its own account.

     2.2. Additional Names. If the Owner shall in the future offer to license any Additional Name to the Licensee, the license thereof shall be for the Term and under the terms and conditions of this Agreement, provided however, that the applicable License Fee for such domain name shall be the InterNic registration fee, payable once, without any further consideration by the Licensee. Anything to the contrary notwithstanding, any Additional Name not licensed by the Licensee, may be used, sold, hypothecated, licensed or otherwise disposed of by the Owner in any way or form, as determined in its sole and absolute discretion, provided that such use does not violate the non-competition provisions hereof.

     2.3. Exclusivity. Throughout the Licensed Term Licensee's rights shall be exclusive and Owner shall not use the Domain Names in any way, manner or form, nor shall Owner grant or undertake to grant a license to another person or entity, or make or undertake to make any sale, hypothecation or other alienation or disposition of the Domain Names effective during the Licensed Term of this license. Without derogating from the generality of the previous sentence, the Owner shall not register in its own name or account or on behalf of or to the account of any other Person, any name using the letters "TV" or the words "channel" "station" "network" or "streaming" alone or in combination with any other letters or words, as a top-level or secondary-level domain name or in any other form that designates or connotes an Internet Site. If the Owner fails to comply with this Section, the Licensee shall be entitled to require the Owner to assign all title to, rights in and benefit from such domain name to the Licensee free of charge, without prejudice to any other remedy to which the Licensee shall be entitled under law or this Agreement.

     2.4. Licensee's Right to Sublicense.   Licensee may enter into sublicenses
with sub-licensees with respect to all or any of the Domain Names for any purpose whatsoever, within the scope of the License herein without requiring any approval of the Owner.

     2.5. Compliance with Domain Name Registration Agreement. Licensee hereby agrees to comply with and adhere to, on its own behalf and on behalf of Owner, the provisions of the Domain Name Registration Agreement and timely pay, all amounts due thereunder for renewals, or otherwise, to maintain the registration and validity of all of the Domain Names.


3.   TERM OF THE LICENSE, RENEWAL.
     -----------------------------

     3.1. Term. The License under this Agreement shall remain in effect for a period of Twenty Five (25) Years, ending December 31, 2023, unless terminated in accordance with the terms hereof or otherwise by law (the "Term").

     3.2. Renewal of Term. The Term of the license shall automatically be renewed for an additional period of Twenty Five (25) years commencing January 1, 2024, unless agreed otherwise by the parties, provided that Licensee is not in default of any provision of this Agreement at the end of the Term.

4.   LICENSEE'S EFFORTS.
     -------------------

     4.1. Licensee's Discretion. Licensee shall have sole, absolute and unfettered discretion to exploit the Domain Names and use them in its Internet Business as it sees fit. Licensee agrees and understands that it shall bear all its own costs associated with its Internet Business.

     4.2. No Partnership or Agency. Owner and Licensee are independent contractors, and neither party shall be, nor represent itself to be, the joint venturer, franchiser, franchisee, partner, broker, employee, servant, agent or representative of the other party for any purpose. Neither party shall have the authority to make any representations or incur any obligations on behalf of the other party and neither party shall be responsible for the acts or omissions of the party, subject to Section 4.3.

     4.3. Licensee's Assistance. Licensee shall from time to time act as the liaison and/or coordinator for Owner in connection with Owner's dealings with InterNic and for that purpose that the Licensee shall be deemed to represent and be the agent of Owner before InterNic, for the sole purpose of complying with the Domain Name Registration Agreement and maintaining the validity and registration of the Domain Names.

     4.4. Ownership of Licensee's Content. All Content which Licensee intends to display, exhibit, broadcast, show, make available or otherwise use, on or in connection with any of its Internet Sites and/or Mirror Sites shall be the property of Licensee (or of any Person from whom Licensee may have licensed it), and, anything to the contrary notwithstanding, the Owner shall have no title, right, or any Intellectual Property rights relating thereto.

     4.5. Liability for Licensee's Content. The Licensee shall be solely responsible for the engineering, production, maintenance and monitoring of all Content which is made available on its Internet Sites or Mirror Sites, and any errors, omissions and/or inaccuracies in the transmission or transcription of the Content, and obtaining license for the use of any material, including applicable music rights, copyrights or any other Intellectual Property and, (ii) secure, at its sole cost and expense, and pay for all performing, duplication and/or recording rights licenses, if any, necessary for the use of such Content on the Internet. Licensee shall not establish any links from the Domain Names or conduct cross promotions with any Internet Site which uses or exhibits any gambling, pornographic or obscenity Content.

5.   LICENSE FEE.
     ------------

     5.1. License Fee. Licensee shall pay Owner an annual Fee, each Year, in the amount per Domain Name as set forth on Schedule C. (the "License Fee"). The License Fee shall be the sole consideration payable by Licensee without any obligation to pay royalties or any other amounts. The initial amount of the License Fee shall be $600 per Year and increase each Year in accordance with Schedule C. In the twenty-fifth Year of the Term, and throughout the entire period of the renewal of the Term, the License Fee shall be $2,500, provided, however, that such amount shall be increased in each succeeding year by the rate by which the CPI has changed, using January 1 of each year as the base CPI.

     5.2. Payments. All payments of License Fees due under this Agreement, including, shall be paid by Licensee in freely remittable and transferable U.S. Dollars, to Owner at the location designated by Owner, and shall be due and payable in Quarterly installments, each equal to one fourth of the total License Fees for that Year, within the last day of each Quarter, unless agreed otherwise by the Parties.

     5.3. Other Consideration. As additional consideration for the license hereunder to use the Domain Names, Licensee agrees to provide office space on its premises for up to four (4) individual employees of the Owner during the first three (3) years of the Term.

6.   OWNERSHIP AND PROTECTION OF THE DOMAIN NAMES.
     ---------------------------------------------

     6.1.  No Contest.   Licensee shall not contest or dispute that Owner is the
rightful owner of the Domain Names and Licensee shall not claim any title to or right to use the Domain Name or any variation thereof, other than the right to use the under this License Agreement.

     6.2. Property of Owner. The Domain Names shall remain the property of Owner and Licensee shall have no rights therein and shall take no action inconsistent with Owner's ownership or challenge the validity thereof.

     6.3. Domain Name Enforcement. In the event that Licensee learns of any infringement or imitation of any Domain Name or of any use by any unauthorized person, Licensee shall promptly notify Owner. Owner thereupon shall take such action, or no action, as it, in its sole discretion, deems advisable for the protection of the Domain Name. Licensee shall cooperate with Owner in all respects, including, without limitation, by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents. In no event, shall Owner be required to take any action if it is deemed inadvisable to do so. If Owner deems it inadvisable to take any such action, Licensee may then take such action at its own expense. In such event Owner shall, at Licensee's expense, render all reasonable assistance to Licensee in connection therewith.

7.   OWNERSHIP AND PROTECTION OF LICENSEE'S TRADEMARKS.
     --------------------------------------------------

     7.1.  No Contest.   Owner shall not contest or dispute that Licensee is the
rightful owner of Licensee's Trademarks and the goodwill associated therewith, and the Owner shall not claim any title to or right to use the Licensee's Trademarks or any variation thereof.

     7.2. Property of Licensee. All Licensee's Trademarks, used by Licensee shall remain the property of Licensee and Owner shall have no rights therein and shall take no action inconsistent with Licensee's ownership or challenge the validity thereof. The Owner recognizes the great value of the goodwill associated with the Licensee's Trademarks and the identification of the Content and other products with the Licensee's Trademarks and acknowledges that the Licensee's Trademarks and all rights therein and goodwill pertaining thereto belong to Licensee. Owner shall not at any time use, promote, advertise, display or otherwise commercialize the Licensee's Trademarks or any material utilizing or reproducing the Licensee's Trademarks in a manner that will adversely affect any rights, ownership or otherwise of Licensee or in a manner that would derogate or detract from the repute of Licensee, or the Licensee's Trademarks.


8.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     8.1. Representations and Warranties of Owner. The Owner represents and warrants to Licensee the following:

          (a) Owner is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          (b) Owner has all necessary corporate power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary action required to be taken to authorize Owner to execute and deliver this Agreement and to perform all of its obligations, undertaking and agreements to be observed and performed under this Agreement. This Agreement has been duly executed and delivered by Owner and is a valid and binding agreement of Owner. The execution and delivery of this Agreement by Owner does not, and the consummation by Owner of the transactions contemplated hereby will not, violate any provision of Owner's Articles of Incorporation or By-Laws or violate or result with the giving of notice or the lapse of time or both, in a violation of any provisions of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Owner is a party or by which Owner is bound.

          (c) Owner is the registered owner of the entire right, title and interest in the Domain Names listed in Schedule A; and it is not aware of any undisclosed material facts indicating that the use, of the Domains might infringe upon any the Intellectual Property or other rights vested in a third party.

          (d) Owner makes no representations or warranties of any kind, express or implied with respect to the Domain Names and the performance, quality, feasibility, efficacy or any other aspect of any of the Domain Names or the Internet Business that will be conducted therewith.

     8.2. Representations and Warranties of Licensee. The Licensee represents and warrants to Owner the following:

          (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Licensee has all necessary corporate power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary action required to be taken to authorize Licensee to execute and deliver this Agreement and to perform all of its obligations, undertaking and agreements to be observed and performed under this Agreement. This Agreement has been duly executed and delivered by Licensee and is a valid and binding agreement of Licensee. The execution and delivery of this Agreement by Licensee does not, and the consummation by Licensee of the transactions contemplated hereby will not, violate any provision of Licensee's Articles of Incorporation or By-Laws or violate or result with the giving of notice or the lapse of time or both, in a violation of any provisions of, or result in the acceleration of or entitle any party accelerate (whether after the giving of notice, or lapse of time or both) any obligation under any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Licensee is a party or by which Licensee is bound.


9.   TERMINATION.
     ------------

     9.1. Expiration/Termination. In the event of expiration or termination of this Agreement, any rights to the Domain Name Owner may have granted to Licensee under this Agreement shall immediately revert to Owner, provided however, that any other Intellectual Property owned by Licensee hereunder shall remain the property of the Licensee. Upon expiration or termination of this Agreement, the Licensee shall cease all use of the Domain Names on the Internet, without prejudice to any Trademarks or other Intellectual Property used by the Licensee.

     9.2.      Grounds for Termination.

          (a) Termination for Breach. Owner may terminate this Agreement immediately, without liability to Licensee, by sending written notice to Licensee if (a) Licensee breaches any provision or fails to perform any of its obligations under this Agreement and does not remedy such failure within thirty (30) days after written notice thereof. If Licensee receives two (2) notices of default concerning payments and/or submission of reports within any twelve (12) month period and this Agreement is not terminated, then any future default may, at the sole option and in the sole discretion of Owner be deemed incurable and the termination of the License shall be effective immediately upon the giving of notice.

          (b) Termination for Other Grounds. This Agreement shall terminate automatically upon the occurrence of any of the following events: (a) Licensee shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or (b) Licensee shall apply for, or consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for, any of its assets, or make a general assignment for the benefit of creditors; or (c) in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for Licensee for a substantial part of its assets, and not discharged within 30 days; or (d) any bankruptcy reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law shall be commenced in respect of Licensee, and, if not commenced by Licensee, shall be consented to or acquiesced in by Licensee, or shall result in the entry of an order for relief (or its substantial equivalent) or shall remain for 30 days undismissed; or (e) the filing of a petition by or against Licensee under the United States Bankruptcy Code, as amended, or under the insolvency laws of any state, or Licensee or a third party commences a proceeding or files a petition of similar import under another applicable bankruptcy or insolvency law in which Licensee is the subject of such action; or (f) Licensee defaults on a common law or statutory lien.

               (1) Notwithstanding the foregoing, in the event that pursuant to the U.S. Bankruptcy Code or any amendment or successor thereto (the "Code") a trustee in bankruptcy of Licensee or an Affiliate, as debtor, is permitted to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or Licensee or such Affiliate, as the case may be, shall notify Owner of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute an offer to Owner to have this Agreement assigned to it or to this designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid offer may be accepted only by written notice given to the trustee or Licensee or such Affiliate, as the case may be, by Owner within thirty (30) days after Owner's receipt of the notice from such party. If Owner fails to give its notice to such party within said thirty (30) days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which Owner may have as a creditor in any bankruptcy proceeding.

          (c) Termination by Notice of Licensee. This Agreement may be terminated by Licensee at any time by written notice given by Licensee to the Owner no less than sixty (60) days prior to the effective date of such termination as specified in the notice, provided, however, that such notice is accompanied by payment of (i) the remainder of any outstanding payments due on account of License Fees for the Year in which the notice is given and any outstanding amounts due for previous Years; and (ii) payment of the License Fee for the immediately subsequent Year; and (iii) payment of all amounts due, through that Year, under the Domain Name Registration Agreement.

     9.3. Survival. Sections 6 and 7 hereof shall survive termination of this Agreement.


10.  INDEMNIFICATIONS.
     -----------------

     10.1. Owner's Indemnity. Owner warrants that it has the right to grant the license contained in this Agreement. Subject to the limitations set forth in this Subsection, Owner agrees to indemnify and hold Licensee harmless from any claim, suit, loss and damage made or sustained by Licensee by reason of a breach of this warranty, provided that Licensee gives Owner prompt written notice of any such claim. It is expressly understood and agreed that the foregoing warranty and indemnity shall be Licensee's sole remedy in respect of any claim loss, damage, or expense sustained or made by Licensee in respect of any failure or alleged failure on the part of Owner to perform its obligations under this License Agreement and that Owner's indemnification obligations are limited to the amount of Royalties paid to Owner hereunder. Owner makes no representations, warranties or guarantees, express or implied, other than those expressly set forth in this SubSection. Notwithstanding anything in this Agreement to the contrary, Owner shall not be liable to Licensee for special or consequential damages claimed or suffered by Licensee whether arising out of a breach of its obligations under this

Agreement, or otherwise. Owner shall have the right to defend (and control the defense) or settle (in its sole discretion) any litigation for which indemnity is sought hereunder and Licensee shall cooperate in the defense and/or settlement of the same. If a final injunction is obtained in such action against Licensee's use of any Domain Name or if in Owner's opinion any Domain Name is likely to become the subject of a claim of infringement, Owner will at its option and expense either: (i) procure for Licensee the right to continue to use the Domain Names; or (ii) modify the Domain Name so that it becomes non-infringing; or (iii) may terminate this Agreement.

     10.2. Licensee's Indemnity. Licensee shall indemnify and defend and hold Owner harmless from and against any and all liabilities, claims, expenses, suits, damages, judgments and losses, including attorneys fees, for which Owner may become liable or may incur or pay, in or as a result of, or by reason of any acts or omissions that may be committed or suffered by Licensee or any of its servants agents or employees, in connection with Licensee's performance under this agreement, including but not limited to (i) claims based on the Licensee's Content or Television Content; (ii) claims for alleged infringement of any Intellectual Property or other right that result from Licensee's own Internet Business or other activities ; or (iii) Licensee's unauthorized use of and Domain Names.

     10.3. Insurance. To the extent that Licensee shall, in its sole discretion, procure and maintain insurance coverage during the Term of this Agreement, said insurance shall name Owner as an additional insured; provided, however, that nothing in this Section shall be construed as imposing an obligation on Licensee to procure or maintain insurance coverage.

11.  NON-COMPETITION.
     ----------------

     11.1. The Owner shall not register any further domain names containing the letters "TV" or which states or implies streaming or any other similar aspect of the Licensee's Internet Business, and (ii) shall not own any interest in, provide any financing for, or perform any service for, any business organization which engages in competition with the Licensee or, as a sole proprietor, director, officer, shareholder, employee, manager, consultant, independent contractor, advisor or otherwise, engage in competition with, any business conducted by the Licensee or by its subsidiaries or any business which the Licensee or any of its subsidiaries had developed substantial plans to enter into during the Term of this Agreement; provided, however, that the ownership of a passive investment constituting equity of under Five (5%) in a publicly traded corporation, will not, in and of itself, be deemed competition hereunder.

     11.2. It is understood and acknowledged that unauthorized competition in violation of this Agreement may cause irreparable harm, the amount of which say be difficult to ascertain; it is therefore agreed that the Licensee shall have the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure, unauthorized use or misappropriation and for such other relief as deemed appropriate.

     11.3. If any provision of this Section is determined to be invalid, void unenforceable, it shall be deemed severable from the remainder of the Agreement and shall in no way invalidate any other provision. If any provision is determined to be invalid, void or unenforceable due to its scope or breadth, that provision shall be deemed valid to the extent of the scope or breadth permitted by law and shall be deemed to have been re-written accordingly.


12.  MISCELLANEOUS.
     --------------

     12.1. Governing Law/Jurisdiction. This Agreement, all Exhibits and amendments hereto, shall be governed in all respects under the internal laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York (excluding any such law which may direct the application of the laws of any other jurisdiction), except that any questions governed by the trademark statutes of the United States of America shall be governed by and determined under such statutes. The parties hereby submit to the jurisdiction of the state and federal courts of the State of New York and with venue in New York County for emergency and other relief in connection with arbitration conducted hereunder and preventing material and irreparable harm to the Domain Names or the Licensee's Trademarks, and agree that they will not resort to the courts or other governmental agencies of any other jurisdiction for the resolution of any such dispute or controversy and agree to service by mail and waives any requirements of personal service.

     12.2. Specific Enforcement. Parties acknowledge that any actions in breach or violation of the provisions of this Agreement could materially and irreparably harm the Domain Names or the Licensee's Trademarks and an injured party could not be adequately compensated by monetary damages. In the event of a breach or reasonably likely breach of this Agreement, by reason of the inadequacy of monetary damages as a remedy to such breach, the injured party shall have the right to obtain temporary or permanent injunctive or mandatory relief in a court of competent jurisdiction, it being the intention of the parties that this Agreement be specifically enforced to the maximum extent permitted by law.

     12.3. Arbitration. The parties agree that any dispute, controversy or claim between the parties under this Agreement, if not resolved by amicable negotiations, shall be submitted to the New York Region office of the American Arbitration ("AAA") for binding arbitration hereunder.
          (a) Any arbitration proceeding under this provision shall be conducted in accordance with the Commercial Rules of the AAA that are in effect at the time the demand for arbitration is made.
          (b) The arbitration shall be conducted before one (1) arbitrator pursuant to the Commercial Rules. Discovery shall be permitted to the fullest extent permitted by such rules, as shall be ordered by the Arbitrator.
          (c) The arbitrator may order specific performance or an injunction and shall be granted all powers to the maximum extent possible and practical to protect the respective rights of the parties herein and enforce the provisions of this Agreement. The arbitrator may make any order concerning severance of issues and/or claims to be presented at the arbitration, as long as they deal directly with the contents of this Agreement.
          (d) Any order, decision, determination or award made by the arbitrator shall be conclusive, final and binding upon all of the parties, and their respective heirs, executors, administrators, successors and assigns. Judgment upon any such order, decision, determination or award may be confirmed, entered and enforced in any court of competent jurisdiction;
          (e) The prevailing party shall be entitled to recover reasonable out-of-pocket attorneys' fees, costs and expenses directly related to the arbitration from the non-prevailing party.

     12.4. Entire Agreement/Amendment/Waiver. This Agreement is the complete agreement between the parties and supersedes all prior oral and written communications and negotiations. This Agreement may be modified, changed or amended only in a writing signed by both parties. The delay or failure of either party to exercise any right provided herein shall in no way affect its rights at a later time to enforce that right or any other rights under this Agreement. No waiver shall be effective unless in writing signed by the waiving party.

     12.5. Headings/Severability. The headings and titles used in this Agreement are for convenience only and shall not limit, expand or otherwise affect any of its terms. If any provisions of this Agreement is declared invalid, it shall be deemed adjusted to conform to the legal requirements, or if no adjustment can be made, the provision shall be deleted, unless such adjustment or deletion materially frustrates the purpose of the parties in entering this Agreement.

     12.6.     Notices.    All notices, approvals, consents, statements and
other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally or delivered by telecopy (accompanied by a contemporaneous telecopier confirmation) with subsequent mailing (on the same day), to the parties on a business day during normal business hours at the addresses or telecopies numbers set in Schedule "D" (or at such other address or telecopier number for such person as shall be specified by like notice) or (b) 5 days after being mailed by registered or certified mail (return receipt requested) to the parties at the addresses (or at such other address for the party as shall be specified by like notice) set forth.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first written above.



                              Owner,
                              Center For Contemporary Diplomacy, Inc.

                              By: /s/ Jonathan Braun
                                 ------------------------------------
                                 Name:  Jonathan Braun
                                 Title: President



                              Licensee,
                              foreignTV.com, Inc.

                              By: /s/ Marc Leve
                                 ------------------------------------
                                 Name:  Marc Leve
                                 Title: Vice President and Secretary

                                   SCHEDULE A
                                   ----------


                                  Domain Names
                                  ------------


airtravelTV.com
amsterdamTV.com
asiaTVonline.com
athensTV.com
australia-TV.com
bakuTV.com
beijingTV.com
berlinTV.com
bombayTV.com
brazil-TV.com
brusselsTV.com
budapest-TV.com
caspianTV.com
copenhagenTV.com
cracowTV.com
danishTV.com
davosTV.com
denmarkTV.com
diplomacyTV.com
dublin-TV.com
ecochannel.com
europeTV.com
explorationchannel.com
explorationTV.com
finlandTV.com
foreignTV.com
foreignTV.net
foreignTV.org
foreignaffairsTV.com
genevaTV.com
globalvillageTV.com
globalvillageTV.net
globalvillageTV.org
harlemTV.com
havanaTV.com
helsinkiTV.com
holylandTV.com
hongkong-TV.com
icelandTV.com
icelandicTV.com
irelandTV.com
istanbulTV.com
italianTV.com
italy-TV.com
jamaica-TV.com
korea-TV.com
krakowTV.com
london-TV.com
lisbonTV.com
madridTV.com
milanTV.com
monacoTV.com
mongoliaTV.com
norwayTV.com
osloTV.com
pacificTV.com
palestineTV.com
panafricanTV.com
parisTV.com
polandTV.com
pragueTV.com
publicaffairsTV.com
puertoricoTV.com
quebecTV.com
romeTV.com
saigonTV.com
scandinavianet.com
scandinaviaTV.com
scandinavianTV.com
scotlandTV.com
seoulTV.com
southamericaTV.com
southamericanTV.com
spychannel.com
stockholmTV.com
swedenTV.com
swedishTV.com
taipeiTV.com
tehranTV.com
telavivTV.com
turkishTV.com
tokyoTVchannel.com
trinidadTV.com
tuscanyTV.com
unitednationsTV.com
veniceTV.com
viennaTV.com
warsawTV.com
worldaffairsTV.com
worldhistoryTV.com
worldnewsTV.com
worldreligionTV.com
worldTVchannel.com
worldTVnetwork.com
worldTVonline.com
zurichTV.com

                                   SCHEDULE B
                                   ----------

                            NETWORK SOLUTIONS, INC.

                       DOMAIN NAME REGISTRATION AGREEMENT


A. Introduction. This domain name registration agreement ("Registration Agreement") is submitted to NETWORK SOLUTIONS, INC. ("NSI") for the purpose of applying for and registering a domain name on the Internet. If this Registration Agreement is accepted by NSI, and a domain name is registered in NSI's domain name database and assigned to the Registrant, Registrant ("Registrant") agrees to be bound by the terms of this Registration Agreement and the terms of NSI's Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein by reference and made a part of this Registration Agreement. This Registration Agreement shall be accepted at the offices of NSI.

B. Fees and Payments.

1) Registration or renewal (re-registration) date through March 31, 1998:
Registrant agrees to pay a registration fee of One Hundred United States Dollars (US$100) as consideration for the registration of each new domain name or Fifty United States Dollars (US$50) to renew (re-register) an existing registration.

2) Registration or renewal date on and after April 1, 1998: Registrant agrees to pay a registration fee of Seventy United States Dollars (US$70) as consideration for the registration of each new domain name or the applicable renewal (re-registration) fee (currently Thirty-Five United States Dollars (US$35)) at the time of renewal (re-registration).

3) Period of Service: The non-refundable fee covers a period of two (2) years for each new registration, and one (1) year for each renewal, and includes any permitted modification(s) to the domain name record during the covered period.

4) Payment: Payment is due to Network Solutions within thirty (30) days from the date of the invoice.

C. Dispute Policy. Registrant agrees, as a condition to submitting this Registration Agreement, and if the Registration Agreement is accepted by NSI, that the Registrant shall be bound by NSI's current Dispute Policy. The current version of the Dispute Policy may be found at the InterNIC Registration Services web site: "http://www.netsol.com/rs/dispute-policy.html".

D. Dispute Policy Changes or Modifications. Registrant agrees that NSI, in its sole discretion, may change or modify the Dispute Policy, incorporated by reference herein, at any time. Registrant agrees that Registrant's maintaining the registration of a domain name after changes or modifications to the Dispute Policy become effective constitutes Registrant's continued acceptance of these changes or modifications. Registrant agrees that if Registrant considers any such changes or modifications to be unacceptable, Registrant may request that the domain name be deleted from the domain name database.

E. Disputes. Registrant agrees that, if the registration of its domain name is challenged by any third party, the Registrant will be subject to the provisions specified in the Dispute Policy.

F. Agents. Registrant agrees that if this Registration Agreement is completed by an agent for the Registrant, such as an ISP or Administrative Contact/Agent, the Registrant is nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

G. Limitation of Liability. Registrant agrees that NSI shall have no liability to the Registrant for any loss Registrant may incur in connection with NSI's processing of this Registration Agreement, in connection with NSI's processing of any authorized modification to the domain name's record during the covered period, as a result of the Registrant's ISP's failure to pay either the initial registration fee or renewal fee, or as a result of the application of the provisions of the Dispute Policy. Registrant agrees that in no event shall the maximum liability of NSI under this Agreement for any matter exceed Five Hundred United States Dollars (US$500).

H. Indemnity. Registrant agrees, in the event the Registration Agreement is accepted by NSI and a subsequent dispute arises with any third party, to indemnify and hold NSI harmless pursuant to the terms and conditions contained in the Dispute Policy.

I. Breach. Registrant agrees that failure to abide by any provision of this Registration Agreement or the Dispute Policy may be considered by NSI to be a material breach and that NSI may provide a written notice, describing the breach, to the Registrant. If, within thirty (30) days of the date of mailing such notice, the Registrant fails to provide evidence, which is reasonably satisfactory to NSI, that it has not breached its obligations, then NSI may delete Registrant's registration of the domain name. Any such breach by a Registrant shall not be deemed to be excused simply because NSI did not act earlier in response to that, or any other, breach by the Registrant.

J. No Guaranty. Registrant agrees that, by registration of a domain name, such registration does not confer immunity from objection to either the registration or use of the domain name.

K. Warranty. Registrant warrants by submitting this Registration Agreement that, to the best of Registrant's knowledge and belief, the information submitted herein is true and correct, and that any future changes to this information will be provided to NSI in a timely manner according to the domain name modification procedures in place at that time. Breach of this warranty will constitute a material breach.

  L. Revocation. Registrant agrees that NSI may delete a Registrant's domain name if this Registration Agreement, or subsequent modification(s) thereto, contains false or misleading information, or conceals or omits any information NSI would likely consider material to its decision to approve this Registration Agreement.

M. Right of Refusal. NSI, in its sole discretion, reserves the right to refuse to approve the Registration Agreement for any Registrant. Registrant agrees that the submission of this Registration Agreement does not obligate NSI to accept this Registration Agreement. Registrant agrees that NSI shall not be liable for loss or damages that may result from NSI's refusal to accept this Registration Agreement.

N. Severability. Registrant agrees that the terms of this Registration Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

O. Entirety. Registrant agrees that this Registration Agreement and the Dispute Policy is the complete and exclusive agreement between Registrant and NSI regarding the registration of Registrant's domain name. This Registration Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy, or precedent.

P. Governing Law. Registrant agrees that this Registration Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America. By submitting this Registration Agreement, Registrant consents to the exclusive jurisdiction and venue of the United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

Q. This is Domain Name Registration Agreement Version Number 4.0. This Registration Agreement is only for registrations under top-level domains: COM, ORG, NET, and EDU. By completing and submitting this Registration Agreement for consideration and acceptance by NSI, the Registrant agrees that he/she has read and agrees to be bound by A through P above.

Authorization

0a.  (N)ew (M)odify (D)elete....:
0b.  Auth Scheme................:
0c.  Auth Info..................:

1.   Comments...................:

2.   Complete Domain Name.......:

Organization Using Domain Name

3a.  Organization Name..........:
3b.  Street Address.............:
3c.  City.......................:
3d.  State......................:
3e.  Postal Code................:
3f.  Country....................:

Administrative Contact
4a.  NIC Handle (if known)......:
4b.  (I)ndividual (R)ole........:
4c.  Name (Last, First).........:
4d.  Organization Name..........:
4e.  Street Address.............:
4f.  City.......................:
4g.  State......................:
4h.  Postal Code................:
4i.  Country....................:
4j.  Phone Number...............:
4k.  Fax Number.................:
4l.  E-Mailbox..................:

Technical Contact
5a.  NIC Handle (if known)......:
5b.  (I)ndividual (R)ole........:
5c.  Name (Last, First).........:
5d.  Organization Name..........:
53.  Street Address.............:
5f.  City.......................:
5g.  State......................:
5h.  Postal Code................:
5i.  Country....................:
5j.  Phone Number...............:
5k.  Fax Number.................:
5l.  E-Mailbox..................:

Billing Contact
6a.  NIC Handle (if known)......:
6b.  (I)ndividual (R)ole........:
6c.  Name (Last, First).........:
6d.  Organization Name..........:
6e.  Street Address.............:
6f.  City.......................:
6g.  State......................:
6h.  Postal Code................:
6i.  Country....................:
6j.  Phone Number...............:
6k.  Fax Number.................:
6l   E-Mailbox..................:

Prime Name Server
7a.  Primary Server Hostname....:
7b.  Primary Server Netaddress..:

Secondary Name Server(s)
8a.  Secondary Server Hostname..:
8b.  Secondary Server Netaddress:


END OF AGREEMENT

For instructions, please refer to:
"http://rs.internic.net/help/instructions.txt"
[ URL ftp://rs.internic.net/templates/domain-template.txt ] [ 03/98] Domain Version Number: 4.0

                                   SCHEDULE C
                                   ----------

                          LICENSE FEE PAYMENT SCHEDULE
                          ----------------------------

===========================================================
          LICENSE FEE SCHEDULE (based on 95 names)
-----------------------------------------------------------
     Year          License Fee per Name         Total
-----------------------------------------------------------

1.                                 $600.00     $57,000.00

2.                                 $600.00     $57,000.00

3.                                 $600.00     $57,000.00

4.                                 $600.00     $57,000.00

5.                                 $600.00     $57,000.00

6. (5%)                            $630.00     $59,850.00

7.                                 $661.50     $62,842.50

8.                                 $694.58     $65,985.10

9.                                 $729.31     $69,284.45

10.                                $765.78     $72,749.10

11.                                $804.07     $76,386.65

12.                                $844.27     $80,205.65

13. (7%)                           $903.37     $85,820.15

14.                                $966.61     $91,827.95

15.                              $1,034.27     $98,255.65

16.                              $1,106.67    $105,133.65

17.                              $1,184.14    $112,493.30

18.                              $1,267.03    $120,367.85

19.                              $1,355.72    $128,793.40

20.                              $1,450.62    $137,808.90

21. (10%)                        $1,595.68    $151,589.60

22.                              $1,755.25    $166,748.75

23.                              $1,930.78    $183,424.10

24.                              $2,123.86    $201,766.70

25. ($2,500)                     $2,500.00    $237,500.00

26-50                            $2,500.00    $237,500.00
                 To be increased in each
                 succeeding year by the
                 rate by which the CPI has
                 changed, using January 1
                 of each year as the base
                 CPI.
---------------------------------------------------------
TOTAL:                                      $2,831,238.45
=========================================================

                                   SCHEDULE D
                                   ----------

                             ADDRESSES FOR NOTICES
                             ---------------------


          Owner: Center For Contemporary Diplomacy, Inc.

               182 Sound Beach Ave.
               Old Greenwich, CT  06870
               Telephone No.:    (203) 637 0044
               Telecopier No.: (203) 698 0812


          Licensee: foreignTV.com, Inc.

               162 Fifth Avenue
               Suite 1005A
               New York, New York 10010
               Telephone No.:  (212) 206-1121
               Telecopier No.: (212) 242-4556